Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827, 333-43447, 333-52807, 333-52809, 333-39780 and 333-105711) of Ingram Micro Inc. of our report dated March 11, 2004 relating to the financial statements, which appears in the Annual Report to Shareowners which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
March 16, 2004